Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Health Discovery Corporation
Savannah, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2008, relating to the financial statements of Health Discovery Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Hancock Askew & Co., LLP
Savannah, Georgia

August 22, 2008